UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2007

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota   55425
(Address of principal executive offices)            (Zip code)

Registrant’s telephone number, including area code:   (952) 853-8100

         No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                           Compensatory Arrangements of Certain Officers.

On May 14, 2007, Ceridian Corporation (the “Company”) terminated the employment of Gary Krow, Executive Vice President of the Company and President of the Comdata business segment of the Company, as to all positions held at the Company, and its subsidiaries, including Comdata and its subsidiaries, for violations of Ceridian’s Code of Conduct. Information about the misconduct came to the attention of the board of directors of the Company through documents and testimony provided in legal proceedings commenced by Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. (“Pershing Square”). The violations included unauthorized meetings with and disclosure of confidential information to Pershing Square and other third parties. Jim Burns, Executive Vice President and President of Ceridian International, has been appointed Interim President of Comdata, effective immediately. The Company’s press release announcing the management change is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated: May 14, 2007